# Agreement of E-Box Solar Set Supply to the Congo

**This Agreement of E-Box Solar Set Supply to the Congo ('the Agreement") is made and executed on the 10th day of August, 2012, by and between PDI C&D/RDC SPRL (hereinafter referred to as the "PURCHASER") and Leo Motors, Inc. (hereinafter referred to as the "SUPPLIER") based on mutual trust on the terms and conditions set out in this Agreement.**

**ARTICLE 1: Scope of the Agreement**

This Agreement is to specify the terms and conditions for the supply of E-Box Solar Set provided by the SUPPLIER to be used to support PDI C&D/RDC SPRL's Construction Contract to build a minimum of 300,000 Social Houses in Democratic Republic of the Congo ("the Project"), which project is in progress by the PURCHASER.

**ARTICLE 2: Purchased item, Estimated quantity, Unit Price, and Type of the supply product**

2-1 The PURCHASER's agreed quantity and the SUPPLIER's unit price *which shall be a competitive within industry* are as follows:

| Product name | Quantity | Unit Price | Amount | Remarks |
|---|---|---|---|---|
| E- Box Solar Set | 50,000 | $12,825 | $641,250,000 | |

2-2 The first supplied agreed quantity and the SUPPLIER's unit price are as follows:

| Product name | Quantity | Unit Price | Amount | Remarks |
|---|---|---|---|---|
| E- Box Solar Set | 5,000 | $12,825 | $64,125,000 | |

-The above unit price is based on the terms of price to be borne by the SUPPLIER up to the PURCHASER's designated port (CFR or CNF).

- Except the price on the above table, the Supplier should submit the estimate of the charges and expenses in a separate form later, for custom clearance, transportation up to the installation place, and other expenses incurred after the arrival of the product at the destination port
- Main Components:

| Description | Parts | Specifications |
|---|---|---|
| E-BOX | Inverter | 3kw, 220v 50Hz |
| | Battery | 3.4kw |
| | Charger | 800w 220v |
| Solar System | Solar Module | 250w*4( 1set ) |
| | Solar Inverter | 1kw |
| | Roof fixed Structure | Subject to change according to the house roof structure. |

**2-2 Type of the supply product**

E-Box shall be supplied as the finished product, and the Solar System (the solar module, inverter, and structure) shall be installed at the local site, in principle. The type of the supply product on shipment shall be individual product.

The SUPPLIER shall provide the PURCHASER with the Quality Certificate of the main components of E-Box Solar Set and the Installation Specifications.

**2-3 Product supply plan**

- The time of the product supply is on the basis of the SUPPLIER's product shipment.
- The supply quantity may be adjusted upon mutual discussion between the PURCHASER and the SUPPLIER.

**2-4 Other agreements for the product supply plan**

2-4-1. The SUPPLIER shall provide the above quantity to the PURCHASER from March, 2013, the supply quantity shall be shipped by partial shipments, and the quantity of a partial shipment shall be arranged in accordance with the SUPPLIER's production schedule. The PURCHASER shall buy the quantity specified in the ARTICLE 2-1 from the SUPPLIER,

2-4-2. The PURCHASER shall provide the SUPPLIER with information on the quantity for up to one year so that it can be reflected on the production plan and the supply-demand plan for the raw materials.

2-4-3. The PURCHASER shall be entitled to designate the inspection representative for the SUPPLIER's production line and the performance test checkups. If there are no discrepancies in the inspection items mentioned in provision 2-4-5 (Performance inspection items) below, the product should be released. The aforesaid performance test shall be processed together with the SUPPLIER.

Any lot in discrepancy found in the sample inspection per lot may be suspended to release.

2-4-4. Any checkup and performance test according to the aforesaid provision 2-4-3, done by the inspection representative of the PURCHASER, shall have the same force as if performed by the Purchaser.

2-4-5. Performance inspection items:

1) Output inspection: within the error range of 5 (five) %;

2) Charging inspection: within the error range of 5 (five) %;

3) Operating temperature inspection;

4) Appearance inspection: coating finish and defect inspection of gauges and connectors; and

5) Packing inspection: of the product, trademark, cautions and safety marks, manual and documents, or dehumidifying agent.

The above items may be adjusted upon mutual discussion between both PARTIES, if required.

**ARTICLE 3: Delivery location**

The SUPPLIER shall be responsible for the first transportation up to the port in Democratic Republic of the Congo to be designated by the Purchaser, and the PURCHASER shall obtain the *marine insurance up to the Congo port and the transportation insurance up to the installation* site and bear the charges.

The installation of E-Box Solar Set shall be processed after the Purchaser's inspection at the local site.

The delivery location in this Article 3 means the PDI HOMES installation site.

**ARTICLE 4: Confirmation of product delivery**

Product delivery shall be considered to be completed when the SUPPLIER issues the inspection confirmation on the product operating test and the receipt of the product, based on the manual and the quality certificate of E-Box Solar Set components submitted by the SUPPLIER prior to the shipment.

**ARTICLE 5: Compensation**

If any damage arises to the Other PARTY due to the liable reason(s) of the PURCHASER or the SUPPLIER, the damaged PARTY shall be entitled to claim compensation for the damage from the damaging PARTY.

**ARTICLE 6: Payment terms**

6-1 Payment terms shall be specified as follows:

- For the first shipment of 5,000 sets, the PURCHASER shall open and send an L/C for the 5,000 sets, according to the payment terms at least 4 (four) months, prior to the shipping date of the first shipment in the partial shipments by the SUPPLIER.; or if the L/C opening is not made prior to the aforesaid 4 (four) months, the PURCHASER shall pay the amount by TT payment method set out in the provision 6-2 below.
- The SUPPLIER shall issue the Purchase Request to the Purchaser, in which the details of the *product, such as the quantity, price, time of shipment, time of delivery, place of shipment,* destination, and place of delivery, shall be included.
- The PURCHASER shall issue the irrevocable Purchase Order to the SUPPLIER within 3 (three)

business days upon receipt of the Purchase Request.

- After issuing the irrevocable Purchase Order, the PURCHASER and the SUPPLIER shall make prior adjustment to the detailed L/C Draft that is discussed with their banks, respectively.
- When placing an order to the SUPPLIER within 7 (seven) days (concurrently within 4 (four) months prior to the shipping date) upon the receipt of the irrevocable Invoice, the PURCHASER shall open an AT Sight L/C in the SUPPLIER's favor (The terms of "Partial Shipment Allowed" shall be specified in it and the detailed conditions such as CFR/CIF shall be decided by each case of product transaction, individually).
- **For TT payment,** the payment shall be processed as follows:

| Description | Terms | Time of payment |
|---|---|---|
| TT Payment | Deposit: 50% | 50% of the amount set out in the irrevocable Purchase Order shall be paid at the time of issuing the irrevocable Purchase Order. |
| TT Payment | Middle payment: 20% | 20% of the amount set out in the irrevocable Purchase Order shall be paid at the time of the shipment from Korea. |
| TT Payment | Balance: 30% | 30% of the amount set out in the irrevocable Purchase Order shall be paid at the time of issuing the receipt of the product after confirming the product arrived at the destination. |

**ARTICLE 7: Quality Assurance**

7-1 The SUPPLIER shall provide the quality assurance certificate for the product components and the quality assurance shall be made as specified in provision 7-2.

7-2 Scope of the quality assurance:

| Item | Warranty period | After-sale Service (A/S) Policy | Remark |
|---|---|---|---|
| Solar Module | 12 years | Free A/S: 3 years.<br>For module defect, it should be replaced by normal product kept in the local branch. | It should be replaced by the module kept in the local branch, with A/S buffer. |
| Solar Inverter | 3 years | -Free A/S: 1 year.<br>-If defective product is reported, it should be replaced by normal product. The existing product shall be reused by repairing. | |
| E-BOX | 3 years | -Free A/S: 1 year.<br>-If defective product is reported, it should be replaced by normal product. The existing | Integrated A/S Center will be opened at the local site. |

| | | | |
|---|---|---|---|
| | | product shall be reused by repairing. | |
| Others | 3 years | -Free A/S: 1 year.<br>-Operating A/S Call Center<br>-Resident A/S personnel in the local branch.<br>-Additional charge for repair due to natural disaster or the user error will be billed. | |

7-3 *Limitation of quality assurance*

The SUPPLIER shall provide quality assurance as specified in the above provision 5-2, except in any of the following cases:

- Where the product is misused or abused outside of the scope specified in the specifications;
- Where the product components are modified or attempted to be exchanged, arbitrarily;
- Where physical damage is given to the product by excessive shock or vibration;
- Where the hologram or caution sticker marked on the product is damaged;
- Any act not following the user's manual for the product; or
- Damage to the product due to war, or natural disaster, etc. [자연 재해와 천재지변은 동일한 의미이므로 한 번만 표현했습니다.]

7-4 Defective product

- Any defective product shall be recalled under the SUPPLIER's burden and responsibility, in principle.

**ARTICLE 8: Cancellation**

8-1 Either PARTY shall be entitled to cancel this Agreement by notifying the Other PARTY of the cancellation of the Agreement in any one of the following cases:

- If there is objective evidence under which the Other PARTY is judged not to perform this Agreement due to its bankruptcy, insolvency, or corporate reorganization;
- If agreed by both PARTIES since it is impossible to perform this Agreement due to special condition(s) between the PURCHASER and the SUPPLIER;
- If the term of the agreement is expired, except in the case that both PARTIES shall agree to the continuation of this Agreement within 2 (two) months prior to the expiration of this Agreement;
- If any significant problem has occurred to the PURCHASER, to make its business activities impossible, due to the claim for compensation or lawsuit from the third party by reason of the infringement of intellectual properties relating to the supplied product.

**ARTICLE 9: The PARTIES' Obligations**

9-1 The SUPPLIER shall not transfer its obligations and rights specified in this Agreement to the

other(s) in any case.

9-2 The PURCHASER shall not transfer its obligation of the payment to the other(s).

**ARTICLE 10: Terms of the Agreement**

10-1 This Agreement shall be in effect from the signing date to the completion of the product supply.

10-2 The term of this Agreement shall be up to the completion of the product supply (However, the term of this Agreement may be extended upon mutual discussion by both PARTIES within 3 (three) months prior to the expiration.)

**ARTICLE 11: Settlement of Conflict**

11-1 Any conflict arising between the PURCHASER and the SUPPLIER shall be settled upon mutual agreement, in principle.

11-2 If agreement cannot be reached between both PARTIES, the governing court of the conflict adjustment shall be the court having the jurisdiction of the PURCHASER's or the SUPPLIER's address.

**ARTICLE 12: *Miscellaneous***

Any matter not specified in this Agreement shall be executed in conformity with general business practices.

**IN WITNESS WHEREOF, Both PARTIES have executed this Agreement as of the date and year first above written in two copies, both original, one for each of the PARTIES.**

**The PURCHASER:**

__________________________

**Steven Richards/CEO**
**PDI C&D/RDC, SPRL**
***CroisementHaut-Congo/Bas-Congo***
**N1 App. 3, Kinshasa-Gombe R.D. Congo**

**The SUPPLIER:**

__________________________

**Lee Jeong-yong/Representative Director**
**LEO MOTORS, INC.**
**296-3, Hasangok-dong, Hanam City, Gyeonggi-do, Korea**